Exhibit 10.2

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is made as of September 30, 2019 by and among Yuma Energy, Inc., a Delaware corporation (the “Company”), Yuma Exploration and Production Company, Inc., a Delaware corporation (“Yuma E&P”), Pyramid Oil LLC, a California limited liability company (“Pyramid”), Davis Petroleum Corp., a Delaware corporation (“Davis” and collectively with the Company, Yuma E&P and Pyramid, the “Borrowers”), and YE Investment LLC, a Delaware limited liability company, as lender and administrative agent (“YE”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, YE acquired as of September 10, 2019 all of the outstanding Loans and other Obligations of the Borrowers (the “Purchased Loans”) under that certain Credit Agreement, dated as of October 26, 2016 (the “Original Credit Agreement”) by and among the Lender party thereto, YE as Administrative Agent (in such capacity, the “Agent”), and the Borrowers, as amended or modified by (A) the First Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 19, 2017, (B) the Second Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 8, 2018, (C) the Waiver and Third Amendment to Credit Agreement dated as of July 31, 2018, (D) the Limited Waiver dated as of August 30, 2018, in each case among the Lenders, the Agent and the Borrowers, and (E) and the Successor Agent and Issuing Bank Agreement dated as of September 10, 2019 (the agreements in (A) through (E), the “Default Documents”, and the Original Credit Agreement as so amended or modified by the Default Documents, the “Credit Agreement”);

WHEREAS, the Purchased Loans are further evidenced and secured by the other Loan Documents (as defined in the Credit Agreement);

WHEREAS, the Borrowers and YE have agreed, in the manner set forth herein, the outstanding principal amount of the Purchased Loans will be reduced from $32,805,517.85 to $1,400,000.00; and

WHEREAS, YE and the Borrowers desire to amend the Credit Agreement and the other Loan Documents in the manner hereinafter set forth to reflect the reduction in the principal amount of the Purchased Loans and certain additional amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Borrowers hereby covenant and agree with YE as follows:

Section 1.                           Original Indebtedness. The Borrowers hereby acknowledge that, as of the date hereof, the aggregate principal amount of the Purchased Loans is $32,805,517.85.

Section 2.                           Forgiveness of Certain Amounts.

(a) The aggregate principal amount of the Purchased Loans is hereby reduced to an outstanding principal amount of One Million, Four Hundred Thousand and No/100 Dollars ($1,400,000.00) (the Purchased Loans with such reduced aggregate principal amount are hereinafter referred to as the “Modified Purchased Loans”).

(b) The Modified Purchased Loans shall be evidenced by a promissory note dated as of September 30, 2019 from the Borrowers to YE (the “YE Note”) attached hereto as Exhibit A.

(c) YE agrees that $31,405,517.85 of, along with all interest due and payable in connection with, the Purchased Loans as of the date hereof and all fees due related thereto as of the date hereof are forgiven.

Section 3.                           Ratification of the YE Note. The YE Note is hereby ratified and confirmed in all respects by the Borrowers and, except as so consolidated and modified as set forth herein, the YE Note shall remain unchanged and in full force and effect. The YE Note is secured by the liens and security interests created by the Guarantee and Collateral Agreement.

Section 4.                           Amendments to the Credit Agreement.

(a) The definition of “Alternate Base Rate” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Alternate Base Rate” means, for any day, a rate per annum equal to ten percent (10%).

(b) The definition of “Applicable Margin” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Applicable Margin” means, for any day, with respect to any Base Rate Loan or Eurodollar Loan or the Commitment Fee Rate, the rate per annum of zero percent (0.00%).

(c) The definition of “Interest Payment Date” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December until December 31, 2019 and thereafter the last day of each of January, February, March, April, May, June, July, August, September, October, November and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

(d) The definition of “Maturity Date” as set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety, and the following definition shall be inserted in place thereof:

“Maturity Date” means September 30, 2022 or any earlier date on which the Commitments are terminated pursuant to the terms hereof.

(e) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in its proper alphabetical order:

“Restructuring Agreement” is defined in Section 7.1(o).

(f) Section 6.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.1
[RESERVED]”

(g) Section 7.1 of the Credit Agreement is hereby amended by adding a new subsection (o), which shall read as follows:

“(o) the failure of all of the Restructuring Transactions (as defined in that certain Restructuring and Exchange Agreement, by and among the parties hereto and the other parties thereto, dated as of September 30, 2019 (the “Restructuring Agreement”)), including the Note Exchange and the COD Amendment (each as defined in the Restructuring Agreement), to be consummated and made effective on or before September 30, 2020.”

(h) Section 9.1(a)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) if to the Administrative Agent, to YE Investment LLC c/o Red Mountain Capital Partners LLC, 10250 Constellation Blvd, Suite 2300, Los Angeles, CA 90067, Attention: Willem Mesdag;”

(i) Section 9.1(a)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“[RESERVED]”

(j) All references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as hereby modified.

(k) As amended by this Agreement, all terms, covenants and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect as first written.

(l) Except as modified and amended hereby, the Loan, the Credit Agreement and the other Loan Documents and the obligations of YE, Borrowers and Guarantors thereunder shall remain unmodified and in full force and effect.

(m) The Borrowers and YE agree that the Borrowers shall not have the right to select an interest rate based on the Adjusted LIBOR Rate.

(n) The Borrowers agree that no Letters of Credit may be issued under the Credit Agreement.

(o) The Borrowers and YE agree that, for income tax purposes, the modification of the Purchased Loans as set forth in this Agreement shall be treated as a significant modification of the Purchased Loans that results in an exchange of the Purchased Loans for a modified instrument that differs materially in kind or in extent within the meaning of Treasury Regulations Section 1.1001-3(b).

(p) The Borrowers agree that no additional Loans will be made under the Credit Agreement (including by way of re-borrowing).

Section 5.                      No New Indebtedness.

(a) The Borrowers and YE hereby acknowledge and agree that the YE Note evidences the same indebtedness as the promissory notes evidencing the Purchased Loans (the “Original Notes”) and substitute for the Original Notes without any novation, cancellation, extinguishment, payment or satisfaction thereof, except as provided in this Agreement, including forgiveness of debt and change to the interest rate. The Original Notes have been superseded in their entirety by the YE Note. Nothing contained in this Agreement or in the YE Note shall:

(i) be deemed to cancel, extinguish, or constitute payment or satisfaction of the indebtedness secured by the Guarantee and Collateral Agreement or other Loan Documents or evidenced by the Original Notes;

(ii) give rise to any defense, set-off, right of recoupment, claim or counterclaim with respect to any of the Borrowers’ obligations under the Loan Documents or the Original Notes;

(iii) constitute a new or additional indebtedness or constitute a novation as to Borrowers’ obligations under the Original Notes or the Loan Documents;

(iv) constitute a re-advance of a loan; or

(v) evidence any principal indebtedness other than the same principal indebtedness evidenced by the Original Notes and secured by the Guarantee and Collateral Agreement and the other Loan Documents.

(b) The Borrowers hereby (i) ratify and confirm the lien and security interests contained in and created by the Guarantee and Collateral Agreement and the other Loan Documents, and (ii) agree that nothing contained in this Agreement is intended to or shall impair the liens or security interests contained in and created by the Guarantee and Collateral Agreement and the other Loan Documents, which continues to secure the Modified Purchased Loans.

Section 6.                           Additional Representations and Warranties. The Borrowers represent, warrant and covenant that (a) there are no offsets, counterclaims or defenses against the Modified Purchased Loans, this Agreement, the Credit Agreement, the Guarantee and Collateral Agreement or the YE Note arising solely by reason of entering into this Agreement, and (b) the Borrowers have the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on its part to be observed or performed.

Section 7.                      Ratification. By their signatures below, each Guarantor hereby agrees and consents to this Agreement and ratifies and confirms as to itself all of the terms and provisions set forth in the Guarantee and Collateral Agreement and each of the other Loan Documents to which it is a party (as each of the Loan Documents are amended or otherwise modified on the date hereof by this Agreement), and each agrees that their respective obligations and liabilities under such agreements shall continue without impairment or limitation by reason of this Agreement. Except as modified and amended by this Agreement, the Credit Agreement and the respective obligations of YE, Borrowers and Guarantors thereunder and in respect of the Loan shall remain unmodified and in full force and effect.

Section 8.                      Further Assurances. At any time or from time to time, upon the request of YE, the Borrowers shall execute and deliver such further documents and do such other acts and things as YE may reasonably request in order to effect fully the purposes of this Agreement, provided that the same shall not increase the obligations or decrease the rights of the Borrowers hereunder or under the Loan Documents.

Section 9.                      Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 9.1 of the Credit Agreement.

Section 10.                                Defined Terms. Capitalized terms which are not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

Section 11.                                No Joint Venture or Partnership. The Borrowers and YE intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship among the Borrowers and YE nor to grant YE any interest in the Collateral other than that of mortgagee, beneficiary or lender.

Section 12.                                Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the YE Note, or of any other Loan Document, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on the Borrowers shall entitle the Borrowers to any other or future notice or demand in the same, similar or other circumstances.

Section 13.                                Headings. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 14.                                     Entire Agreement. This Agreement, the YE Note and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, among the Borrowers and YE are superseded by the terms of this Agreement and the other Loan Documents.

Section 15.                                     Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of the Borrowers, shall inure to the benefit of the respective legal representatives, successors and assigns of YE.

Section 16.                                     No Third-Party Beneficiaries. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party beneficiary or otherwise, except as expressly provided herein.

Section 17.                                     Severability. Wherever possible, each provision of this Agreement and every other Loan Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other Loan Document, as applicable.

Section 18.                                     Governing Law. This Agreement shall be governed in accordance with the terms and provisions of Section 9.9 of the Credit Agreement.

Section 19.                                     TRIAL BY JURY. BORROWERS AND YE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND YE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE BORROWERS AND YE ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 20.                                    Counterparts.      To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the Borrowers and YE as of the date first set forth above.

BORROWERS:

Yuma Energy, Inc.	Yuma Exploration and Production Company, Inc.

By: /s/ Anthony C. Schnur	By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur	Name: Anthony C. Schnur
Title: Interim Chief Executive Officer	Title: Interim Chief Executive Officer

Pyramid Oil LLC	Davis Petroleum Corp.

By: /s/ Anthony C. Schnur	By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur	Name: Anthony C. Schnur
Title: Interim Chief Executive Officer	Title: Interim Chief Executive Officer

LENDER:
YE Investment LLC
By: Red Mountain Capital Partners LLC, its Managing Member

By: /s/ Willem Mesdag
Name: Willem Mesdag
Title: Managing Partner

The undersigned hereby acknowledges and consents to the amendment of the Credit Agreement and the Loan Documents pursuant to this Agreement, and agrees that the liability of the undersigned under the Guarantee and Collateral Agreement and each of the other Loan Documents (as each of the Loan Documents are amended or otherwise modified on the date hereof by this Agreement) to which it is a party (collectively, the “Guarantor Documents”) shall not be affected as a result of this Agreement or any other documents executed in connection therewith, and hereby ratifies the Guarantor Documents in all respects and confirms that the Guarantor Documents are and shall remain in full force and effect.

GUARANTORS:

Davis Petroleum Acquisition Corp.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

The Yuma Companies, Inc.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

EXHIBIT A

YE Note

(attached hereto)

NOTE

September 30, 2019

FOR VALUE RECEIVED, the undersigned, YUMA ENERGY, INC., YUMA EXPLORATION AND PRODUCTION COMPANY, INC., PYRAMID OIL LLC and DAVIS PETROLEUM CORP. (the “Borrowers”, and each a “Borrower”), each hereby jointly and severally promise to pay to the order of YE INVESTMENT LLC (together with its successors and permitted assigns, the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Credit Agreement dated as of October 26, 2016 among the Borrowers, various financial institutions and YE Investment LLC, as Administrative Agent (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), on the dates, in the amounts and at the place provided in the Credit Agreement. Each Borrower further jointly and severally promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to record the amount and the date on which each Loan is made and each payment of principal with respect thereto in its records; provided that any failure to so record such information shall not in any manner affect any obligation of any Borrower under the Credit Agreement or this Note.

This Note may only be assigned as provided in the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

This Note is issued as a replacement for (but not a novation of) those certain notes dated October 26, 2016 made by Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, and Davis Petroleum Corp. Such prior notes are not to be deemed paid, cancelled or terminated and the indebtedness represented by such prior notes is a continuing obligation of the Borrowers and each Borrower acknowledges and affirms that all indebtedness existing under the Credit Agreement shall continue to be Indebtedness under the Credit Agreement and evidenced hereby.

THIS NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

YUMA ENERGY, INC.

By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

PYRAMID OIL LLC

By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

DAVIS PETROLEUM CORP.
By:
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer